UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 27, 2011

GOLDEN PHOENIX MINERALS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-22905 (Commission File Number)	41-1878178 (IRS Employer Identification No.)

1675 East Prater Way, #102 Sparks, Nevada (Address of Principal Executive Offices)	89434 (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 27, 2011, the Company’s Board of Directors (the “Board”) approved certain changes in management.  Effective March 15, 2011, the Company’s current Chairman of the Board and President, Mr. Robert Martin, will resign as President and will focus exclusively on his role as Chairman.  Further, in connection with the resignation of Mr. Martin as President, the Company’s Board has approved the appointment of Mr. Donald Gunn, a current director of the Company, as the Company’s new President, effective March 15, 2011.  Mr. Gunn has served as a director of the Company since September 2010 and has been a shareholder of the Company for several years.  Mr. Gunn’s most recent biographical information can be found in the Company’s Definitive Proxy Statement on Schedule 14A as filed with the SEC on October 18, 2010.  It is anticipated that the Company and Mr. Gunn will enter into an arrangement related to his new appointment as President, which will be disclosed at such time.  Mr. Gunn has no family relationships with any other executive officer or director of the Company and has not entered into any related party transactions involving the Company.

SECTION 7 – REGULATION FD

Item 7.01  Regulation FD Disclosure

On February 28, 2011, the Company issued a press release announcing the changes in management disclosed above.

A copy of the press release is furnished herewith as Exhibit 99.1.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.  Financial Statements and Exhibits

Exhibit No.	Exhibit Description
99.1	Press Release dated February 28, 2011, entitled, “Golden Phoenix Expands Executive and Legal Team as Company Prepares for Anticipated Production in Nevada and Peru Q1 2011.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PHOENIX MINERALS, INC.,
a Nevada corporation

Dated: March 3, 2011	/s/ Thomas Klein
Thomas Klein
Chief Executive Officer